PREC14A d2600prec14a.htm PREC14A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified In Its Charter)

PVG ASSET MANAGEMENT CORPORATION

PATRICK S. ADAMS

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED JULY [●], 2026

2026 ANNUAL MEETING OF STOCKHOLDERS

OF

ANAVEX LIFE SCIENCES CORP.

PROXY STATEMENT

OF

PVG ASSET MANAGEMENT CORPORATION

PATRICK S. ADAMS

PLEASE FOLLOW THE INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE AS SET FORTH ON YOUR GOLD PROXY CARD, WHICH WILL BE AVAILABLE SHORTLY. ALTERNATIVELY, YOU MAY SIGN, DATE, AND RETURN THE GOLD PROXY CARD BY MAIL IMMEDIATELY UPON RECEIPT

This proxy statement (this “Proxy Statement”) and soon available GOLD proxy card are being furnished to stockholders of Anavex Life Sciences Corp., a Nevada corporation (“Anavex” or the “Company”), by PVG Asset Management Corporation, a Colorado corporation (the “Record Stockholder” or “PVG ”), and Patrick S. Adams (collectively, the “Participants”) in connection with the solicitation of proxies from the holders (the “Stockholders”) of common stock, $0.001 par value, of the Company (the “Common Stock”) at the 2026 annual meeting of Stockholders of the Company (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of Stockholders held in lieu thereof, the “2026 Annual Meeting”).

This Proxy Statement and soon to be provided GOLD proxy card are first being mailed to Stockholders on or about [●], 2026.

We believe that the current Board of Directors of the Company (the “Board”) needs to be completely replaced with six new independent directors who will bring the expertise, owners’ mindset and skillset required to protect the interests of all Stockholders and maximize the long-term value of Anavex’s assets. Our nominees include one PVG senior executive and five nominees who are unaffiliated with PVG. We are seeking your support at the 2026 Annual Meeting scheduled to be held on [●], 2026, at [●] for the following:

To elect our six director nominees, Patrick S. Adams, Jason Kolbert, Ralf von Ziegesar, Rene Mora, John Boris and Curtis Hogue (each, a “PVG Nominee” and, together, the “PVG Nominees”), to the Board as directors, to serve until the next annual meeting of Stockholders (the “2027 Annual Meeting”) and until their respective successors are duly elected and qualified.

Through this Proxy Statement and soon to be provided GOLD proxy card, we are soliciting proxies to elect the six PVG Nominees to become Board directors. PVG and Anavex will each be using a universal proxy card for voting on the election of directors at the 2026 Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to six nominees on the PVG Parties’ soon to be issued GOLD proxy card. There is no need to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote.

Assuming one or more of the PVG Nominees receives sufficient votes to be elected to the Board, your vote to elect such PVG Nominees will have the legal effect of replacing an equivalent number (up to six) incumbent directors of the Company. If elected, the PVG Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to maximize stockholder value. However, in case the PVG Nominees will constitute a minority on the Board and, therefore, they may be unable to implement any actions that may be necessary to enhance stockholder value.

The names, background and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

Stockholders are permitted to vote for less than six nominees or for any combination (up to six total) of the PVG Nominees and the Company’s nominees on the GOLD proxy card. The PVG Parties urge Stockholders to use our GOLD proxy card to vote “FOR” all six of the PVG Nominees.

IMPORTANTLY, IF YOU MARK MORE THAN SIX “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

The Company has set the close of business on [●], 2026 as the record date for determining Stockholders entitled to notice of, and to vote at, the 2026 Annual Meeting (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the 2026 Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted on at the 2026 Annual Meeting. According to the Company, as of the Record Date, there were [●] shares of Common Stock outstanding. The mailing address of the principal executive offices of the Company is 630 5th Avenue, 20th Floor, New York, NY 10111.

As of the date hereof, the PVG Parties collectively own an aggregate of 327,344 shares of Common Stock (the “PVG Shares”). The Participants intend to vote the PVG Shares “FOR” the election of the PVG Nominees.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by following the instructions set forth on the enclosed GOLD proxy card to vote via the Internet or by telephone or by marking, signing, dating and returning the soon to be enclosed GOLD proxy card by mail.

THIS SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. THE PVG PARTIES ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE 2026 ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN. SHOULD OTHER MATTERS, WHICH THE PVG PARTIES ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE 2026 ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE SOON TO BE ISSUED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE PVG PARTIES URGE YOU TO VOTE “FOR” THE SIX PVG NOMINEES BY FOLLOWING THE INSTRUCTIONS ON THE SOON TO BE ISSUED GOLD PROXY CARD. PLEASE VOTE VIA THE INTERNET, BY TELEPHONE, OR MARK, SIGN, DATE AND RETURN THE SOON TO BE ENCLOSED GOLD PROXY CARD BY MAIL, VOTING “FOR” THE ELECTION OF THE SIX PVG NOMINEES.

HOLDERS OF SHARES AS OF THE RECORD DATE ARE URGED TO SUBMIT A GOLD PROXY CARD EVEN IF YOUR SHARES OF COMMON STOCK WERE SOLD AFTER THE RECORD DATE.

IF YOU HAVE ALREADY SENT A WHITE PROXY CARD FURNISHED BY THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED GOLD PROXY CARD TO VOTE VIA THE INTERNET OR BY TELEPHONE, OR BY MARKING, SIGNING, DATING AND RETURNING THE SOON TO BE ENCLOSED GOLD PROXY CARD BY MAIL. THE LATEST DATED PROXY IS THE ONLY ONE THAT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE AT THE 2026 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED, VALIDLY EXECUTED PROXY FOR THE 2026 ANNUAL MEETING OR BY VOTING IN PERSON AT THE 2026 ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting

This Proxy Statement and our GOLD proxy card are available at [link to come]

IMPORTANT

Your vote is important, no matter how many shares of Common Stock you own. We urge you to follow the instructions set forth on the soon to be provided GOLD proxy card to vote via the Internet or by telephone or to mark, sign, date, and return the GOLD proxy card by mail to vote FOR the election of the six PVG Nominees.

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If your shares of Common Stock are registered in your own name, please follow the instructions set forth on the soon to be enclosed GOLD proxy card to vote via the Internet or by telephone, or mark, sign and date the enclosed GOLD proxy card and return it today by mail in the postage-paid envelope provided.

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If your shares of Common Stock are held in a brokerage account, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting instruction form, are being forwarded to you by your broker. As a beneficial owner, if you wish to vote, you must instruct your broker how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

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Depending upon your broker, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the soon to be issued GOLD voting instruction form for instructions on how to vote electronically. You may also vote by marking, signing, dating and returning the enclosed GOLD voting instruction form in the postage-paid envelope provided.

As we will be using a “universal” proxy card containing both of the PVG Nominees as well as the Company’s nominees, there is no need to vote using a white proxy card regardless of how you intend to vote.

PVG strongly urge you NOT to sign or return any white proxy cards or white voting instruction forms that you may receive from Anavex. If you return the white management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any GOLD proxy card you may have previously voted.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of PVG’s proxy materials, please contact us using the contact information provided here:

PVG Asset Management Corporation.

6898 S. University Blvd, Suite 100

Centennial, CO 80122

Stockholders call: (303) 526-0548

Banks and Brokers call: (303) 909-5724

BACKGROUND OF THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	Q3 2024: After identifying the immense potential of Anavex's Central Nervous System (CNS) pipeline, PVG began accumulating a significant equity stake in the Company.

•	April/May 2026: A major leadership transition occurred at Anavex in April, which was opaque and not disclosed to public investors until May 6, 2026.

•

May 2026: Anavex investors contacted the newly retained IR firm, SCR Partners LLC. The responses received were deeply alarming: the firm appears focused entirely on the real estate sector and lacked even basic knowledge of the US Food and Drug Administration (FDA) or the European Medicines Agency (EMA).

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May/June 2026: 8K from May 15 and changes to the corporate website revealed that Dr Wolfgang Liedtke, MD, PhD and Dr Kun Jin, PhD, among other senior management team members with pristine backgrounds and track records in academia, biotech pharma and FDA neurology division, respectively, were removed from the Company, severely impacting the scientific and clinical continuity of Anavex. Executive leadership maintained total silence regarding these critical departures, which fundamentally deprives Anavex of its premier intellectual architects and deals a catastrophic, irreversible blow to the Company's scientific prestige and clinical viability.

•	July 2026: In response to these compounding failures, PVG formally submitted six qualified director nominations ahead of the July 10, 2026 deadline.

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July 2026 (Post-Deadline): The Board acknowledged receipt of our compliance materials and agreed to a video conference. During this meeting, the Board collectively resisted our shareholder-backed nominations. Director Axel Paeger also mentioned pivoting into the devices field.

•	On July 24, 2026, PVG filed this preliminary proxy statement.

REASONS FOR THE SOLICITATION

We urge our fellow shareholders to critically evaluate the recent failures of the current Board, which has consistently operated to the detriment of the Company and its investors:

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Board-Driven Value Destruction: Despite operating in a high-growth neurological sector with immense clinical potential, the Board has recently presided over a massive capital compression. A total deficit of market trust has forced the stock to trade near multi-year lows, destroying significant shareholder value.

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Gross Negligence in Investor Relations: In a baffling misallocation of corporate resources, management has recently retained an outside Investor Relations firm that specializes in real estate. This firm has demonstrated a disqualifying inability to field standard shareholder inquiries regarding Anavex's core business domain: clinical healthcare, biotechnology, and neurology. This complete breakdown in professional communications alienates the institutional investment community and leaves shareholders completely in the dark.

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Failure of Financial Oversight and Regulatory Non-Compliance: The Board's lack of administrative diligence recently resulted in the Company's failure to timely file its Quarterly Report (Form 10-Q) for the period ending March 31, 2026. This material failure triggered an official Nasdaq delinquency notification for violating Listing Rule 5250(c)(1). By allowing the Company to fall out of compliance, the Board has actively compromised the listing stability and liquidity of our stock.

THE CASE AGAINST INDIVIDUAL DIRECTORS AND INSIDERS

While certain legacy directors possess baseline credentials on paper, the prevailing boardroom culture has recently grown dysfunctional and requires comprehensive replacement. Our opposition focuses heavily on the following key individuals who have compromised shareholder trust:

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Jiong Ma (Board Chair): Under her leadership corporate oversight has recently deteriorated. Her track record as CEO of the Special Purpose Acquisition Company (SPAC) Chavant Capital Acquisition Corp. represents a profound failure of capital stewardship. Following Chavant's business combination with Mobix Labs (NASDAQ: MOBX) the transaction resulted in a staggering destruction of over 95% of shareholder value. This forced the company to execute a desperate 1-for-10 reverse stock split to avoid Nasdaq delisting. While public investors suffered massive capital wipes, the transaction's sponsors continued to collect lucrative management and advisory fees. The speculative, fee-driven risk models associated with her past ventures are fundamentally incompatible with the disciplined execution required by a clinical-stage biotechnology firm.

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Claus van der Velden (Chair of the Audit and Nominating Committees): As the head of governance and compensation, his presence on the Board highlights a severe structural deficiency: a total lack of specialized healthcare, drug development, or biotechnology experience. Claus van der Velden currently serves as the Chief Financial Officer (CFO) and Managing Director at NetCologne, a regional German telecommunications provider based in Cologne. While utility and broadband infrastructure management may have corporate value in other sectors, a local telecom executive possesses no commercial or regulatory familiarity with complex CNS clinical pipelines or global drug approval frameworks. His leadership of key governance committees leaves the Company ill-equipped to align executive oversight with the realities of the biopharmaceutical industry.

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Terrie Kellmeyer (interim CEO): Her brief tenure has already revealed an inability to steer complex clinical assets through critical checkpoints. Her immediate past track record includes serving as Executive Vice President of Regulatory Affairs at Aardvark Therapeutics, an assignment that concluded with severe clinical and regulatory setbacks. Under her direct regulatory oversight, Aardvark was forced to announce a voluntary pause of its Phase 3 HERO trial for its lead drug candidate, ARD-101. Entrusting Anavex's high potential CNS pipeline - including oral blarcamesine - to an executive without prior CEO experience represents an unacceptable threat to shareholder capital.

PROPOSAL

ELECTION OF DIRECTORS

We are seeking your support at the 2026 Annual Meeting to elect each of the PVG Nominees, Patrick Adams, Jason Kolbert, Ralf von Ziegesar, Rene Mora, John Boris and Curtis Hogue, for terms ending at the next Annual Meeting. Assuming one or more of the PVG Nominees receives sufficient votes to be elected to the Board, your vote to elect such PVG Nominees will have the legal effect of replacing an equivalent number (up to six) incumbent directors of the Company (including one director who was recently appointed by the Board).

This Proxy Statement is soliciting proxies to elect the six PVG Nominees. We have provided the required notice to the Company pursuant to the universal proxy rules, including Rule 14a-19(a)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we intend to solicit the holders of Common Stock representing at least 67% of the voting power of Common Stock entitled to vote on the election of directors in support of director nominees other than the Company's nominees.

THE PVG NOMINEES

The following description sets forth the name, employment and material occupations, and positions of the PVG Nominees. This information has been furnished to us by the PVG Nominees. The nomination was made in a timely manner and in compliance with the applicable provisions of the Company's governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the PVG Nominees should serve as directors of the Company are also set forth below.

Patrick S. Adams

Employment & Occupation: Chief Executive Officer and Portfolio Manager at PVG Asset Management.

Qualifications & Skills: Mr. Adams has been managing money professionally since 1985, possessing decades of experience navigating volatile markets. His extensive background includes serving as Chief Investment Officer for Berger Mutual Funds and portfolio manager for Kemper and Dreyfus/Founders. He is highly regarded for his "Loss Averse Investing" philosophy, strategic market timing, and demonstrated leadership, making him highly qualified to oversee corporate strategy and risk management.

Jason Kolbert

Employment & Occupation: Head of Equity Research at D. Boral Capital.

Qualifications & Skills: Mr. Kolbert is a seasoned Wall Street analyst with over 25 years of experience in the biotechnology and life sciences sectors. His previous tenure includes roles as Head of Healthcare Research at Maxim Group and as a portfolio manager at Susquehanna International Group. His expertise in capital markets, drug development, and M&A makes him an invaluable asset for assessing valuation, scientific diligence, and long-term corporate growth.

Ralf von Ziegesar

Employment & Occupation: Managing Director at FOCAM AG.

Qualifications & Skills: Mr. Ziegesar has a highly distinguished career in European and global wealth management. His leadership and financial acumen, grounded in extensive experience in asset management and corporate finance, provide the Board with critical international perspectives, sophisticated capital allocation strategies, and robust governance insights.

Rene Mora

Employment & Occupation: Independent Consultant, Board Advisor, and Former Portfolio Manager at Monashee Investment Management.

Qualifications & Skills: Mr. Mora brings over two decades of financial leadership and healthcare sector expertise. Throughout his tenure managing healthcare portfolios, he developed deep analytical insight into public and private capital markets. His ability to identify strategic value and navigate complex regulatory environments significantly strengthens the Board's oversight of corporate strategy and operational execution.

John Boris

Employment & Occupation: Managing Partner at JTB Capital Management.

Qualifications & Skills: Mr. Boris offers a unique blend of operational leadership and financial management experience. With a career spanning executive roles and investment oversight, his background provides the Board with keen insights into corporate restructuring, business optimization, and capital markets strategies.

Curtis Hogue

Employment & Occupation: Founder and Senior Partner at On365 Partners, advising biotechnology and pharmaceutical executives on capital markets strategy. He previously served as Interim CEO and Board Member at Alaunos Therapeutics.

Qualifications & Skills: Mr. Hogue has over 20 years of experience traversing buy-side and sell-side coverage of biotech equities, including founding Dune Lake Capital. His career background includes shorter-duration investment analyst roles, such as tenure at Aptigon Capital (a former equity division of Citadel). His deep-seated familiarity with public company governance, clinical asset pipeline shifting, and navigating institutional investor messaging provides a direct perspective on risk assessment and strategic corporate repositioning.